                                   EXHIBIT 21

                                                          STATE OF                 NAME UNDER WHICH
        SUBSIDIARIES                                    ORGANIZATION         SUBSIDIARY DOES BUSINESS(1)
        ------------                                    ------------         ---------------------------
Carelink Health Plans, Inc.                             West Virginia

Coventry Financial Management Services, Inc.               Delaware

Coventry Health Care of the Carolinas, Inc.             North Carolina

Coventry Health Care of Delaware, Inc.                     Delaware

Coventry Health Care Development Corporation               Delaware

Coventry Health Care of Georgia, Inc.                      Georgia

Coventry Health Care Investment Corporation                Delaware

Coventry Health Care of Iowa, Inc.                           Iowa

Coventry Health Care of Kansas, Inc.                        Kansas

Coventry Health Care of Louisiana, Inc.                    Louisiana

Coventry Health Care Management Corporation                 Virginia                     Health Assurance

Coventry Healthcare Management Corporation                  Delaware

Coventry Health Care of Nebraska, Inc.                     Nebraska

Coventry Health and Life Insurance Company                 Delaware

Coventry Management Services, Inc.                      Pennsylvania


-------------------------
(1) Unless otherwise noted, each subsidiary only does business under its legal name as set forth under the heading "Subsidiaries."

                                                          STATE OF                 NAME UNDER WHICH
        SUBSIDIARIES                                    ORGANIZATION         SUBSIDIARY DOES BUSINESS(1)
        ------------                                    ------------         ---------------------------
Coventry Services Corp.                                     Delaware

Coventry Transplant Network, Inc.                           Delaware

Group Health Plan, Inc.                                     Missouri

HealthAmerica Pennsylvania, Inc.                          Pennsylvania

Health Assurance Financial Services, Inc.                   Delaware

HealthAssurance Pennsylvania, Inc.                        Pennsylvania

Healthcare America, Inc.                                     Kansas

HealthCare USA, Inc.                                         Florida

HealthCare USA of Missouri, L.L.C.                          Missouri

Health Care USA Midwest, Inc.                               Delaware

SouthCare PPO, Inc.                                      North Carolina             Healthcare Preferred

Southern Health Services, Inc.                              Virginia

Specialty Services, Inc.                                    Missouri

WellPath Community Health Plans, LLC                     North Carolina

WellPath of Carolina, Inc.                                  Delaware

WellPath Preferred Services, L.L.C.                      North Carolina

WellPath Select, Inc.                                    North Carolina


-------------------------
(1) Unless otherwise noted, each subsidiary only does business under its legal name as set forth under the heading "Subsidiaries."